CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Fortune Natural Resources Corporation:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                                  /s/  KPMG Peat Marwick LLP


Houston, Texas
August 3, 1998